EXHIBIT 10.12

FANNIE MAE

STOCK COMPENSATION PLAN OF 1993

I.	The Plan

     1.1 Purpose. The purpose of the Fannie Mae Stock Compensation Plan of 1993 is to promote the success of the Federal National Mortgage Association by providing an additional means through the grant of Awards to provide officers and employees with stock compensation that is comparable with compensation for employment with other similar companies in order to attract, motivate, retain and reward officers and employees; to provide incentives for high levels of individual performance and improved financial performance; to attract, motivate and retain experienced and knowledgeable independent directors; and to promote a close identity of interests between directors, officers, employees and stockholders.

     1.2 Definitions.

     The following terms shall have the meanings set forth below:

(1) “Award” shall mean an award of any Option, Stock Appreciation Right, Restricted Stock, Performance Share Award, Stock Bonus, or any other award authorized under Section 1.6, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

(2) “Award Date” shall mean the date upon which the Nonmanagement Board or the Committee, as applicable as determined pursuant to Section 1.3, takes the action granting an Award or such later date as the Nonmanagement Board or the Committee designates as the Award Date at the time of granting the Award or, in the case of Awards under Articles VI or VII, the applicable dates set forth therein.

(3) “Award Document” shall mean any writing, which may be an agreement, setting forth the terms of an Award that has been granted by the Nonmanagement Board or the Committee.

(4) “Award Period” shall mean the period beginning on an Award Date and ending on the expiration date of such Award.

(5) “Beneficiary” shall mean the person or persons designated by a Participant or Permitted Transferee in writing to the Benefit Plans Committee to receive the benefits specified in an Award Document and under this Plan in the event of the death of such Participant or Permitted Transferee, or, if the Participant or Permitted Transferee has not designated such person or persons, or such person or persons shall all have pre-deceased the Participant or Permitted Transferee, the executor or administrator of the estate of such Participant or Permitted Transferee.

(6) “Benefit Plans Committee” shall mean the Benefit Plans Committee established by the Board, consisting of employees of the Corporation.

(7) “Board” shall mean the Board of Directors of the Corporation.

(8) “Change in Control Event” shall mean any of the following:

(a) A change in the composition of a majority of the Board elected by stockholders within 12 months after any “person” (as such term is used in Sections 3(a)(9), 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing more than 25 percent of the combined voting power of the then outstanding securities of the Corporation entitled to then vote generally in the election of directors of the Corporation.

(b) A change in the authority of the Corporation to carry on its business that would materially restrict the general scope of its authorized business activities.

(c) A change in the current legal or regulatory structure, other than one sought by management, that would materially impair the Corporation’s ability to borrow as a “federal agency” borrower.

(9) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(10) “Committee” shall mean the Compensation Committee of the Board.

(11) “Common Stock” shall mean the common stock of the Corporation and, in the event such common stock is converted to another security or property pursuant to Section 8.2, such other security or property.

(12) “Corporation” shall mean Federal National Mortgage Association and its successors, and, where the context requires, its Subsidiaries.

(13) “Director Term” shall mean the period starting with the annual meeting of the stockholders at which directors are elected to serve on the Board and ending with the next annual meeting at which directors are elected.

(14) “Early Retirement” means separation from service with the Corporation at or after the attainment of age 60 (but before attainment of age 65) with five years of service with the Corporation, or at an earlier age only if permitted by the Nonmanagement Board or the Committee (as the case may be) in its sole discretion. For purposes of this Section 1.2(14), a year of service shall be determined in accordance with the Federal National Mortgage Association Retirement Plan for Employees Not Covered Under Civil Service Retirement Law.

(15) “Eligible Employee” shall mean any employee of the Corporation.

(16) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

(17) “Escrow Agent” shall mean Chemical Bank or any additional or successor escrow agent designated by the Benefit Plans Committee.

(18) “Escrow Agreement” shall mean the document approved by the Benefit Plans Committee that sets forth the agreement among the Corporation, the Participant and the Escrow Agent pursuant to which an Award of Restricted Stock, including an Award of Restricted Stock to a Nonmanagement Director pursuant to Article VII, is held in escrow pursuant to its terms.

(19) “Fair Market Value” shall mean

(i) for the purpose of determining the exercise price of an Option or the number of shares of Restricted Stock to be granted under Article VII, the per share value of Common Stock as determined by using the mean between the high and low selling prices of such Common Stock on the Award Date (or, if the NYSE is not open that day, the next subsequent day that the NYSE is open for trading and the Common Stock is traded) as reported for such date in the table entitled “NYSE—Composite Transactions,” contained in The Wall Street Journal; and

(ii) for the purpose of valuing Common Stock used in payment upon the exercise of an Option or other Award or to satisfy a tax withholding obligation or of calculating the gain upon the exercise of a Stock Appreciation Right, the per share value of Common Stock as determined by using the closing price of such Common Stock on the day preceding the date of exercise or payment (or, if the NYSE is not open that day, the closest preceding day that the NYSE is open for trading and the Common Stock is traded) as reported for such date in the table entitled “NYSE—Composite Transactions,” contained in The Wall Street Journal, or for the purpose of computing the value of a Limited SAR, the average of such closing prices of such Common Stock on each day during the period or on the date specified in the Award Document.

(20) “Immediate Family Member” shall mean, with respect to a Participant, (i) such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, half-sibling, stepsibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relations where the adopted individual shall not have attained the age of 18 years prior to such adoption); (ii) such Participant’s Domestic Partner (as defined in Section 2.18 of the Federal National Mortgage Association Retirement Plan for Employees Not Covered Under Civil Service Retirement Law and determined pursuant to the guidelines and procedures established thereunder); (iii) any lineal ascendant or descendant of any individual described in (i) or (ii) above; (iv) any partnership, limited liability company, association, corporation or other entity all of whose beneficial interests (including without limitation all pecuniary interests, voting rights and investment power) are held by and for the benefit of the Participant and/or one or more individuals described in (i), (ii) or (iii) above; or (v) any trust for the sole benefit of the Participant and/or one or more individuals described in (i), (ii) or (iii) above.

(21) “Incentive Stock Option” shall mean an Option that is designated as an incentive stock option within the meaning of Section 422 of the Code, or any successor provision, and that otherwise satisfies the requirements of that section.

(22) “Limited SAR” shall mean a Stock Appreciation Right granted pursuant to Section 3.4.

(23) “NMD Participant” shall mean a Nonmanagement Director who holds an Award granted pursuant to Article VI or Article VII.

(24) “Nonmanagement Board” shall mean the Nonmanagement Directors, as a group.

(25) “Nonmanagement Director” shall mean a member of the Board who is not an officer or employee of the Corporation.

(26) “Nonqualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

(27) “NYSE” shall mean the New York Stock Exchange.

(28) “Option” shall mean an option to purchase Common Stock pursuant to an Award.

(29) “Participant” shall mean a Nonmanagement Director or an Eligible Employee who has been granted an Award under this Plan.

(30) “Performance Share Award” shall mean an Award granted under Section 5.1.

(31) “Permitted Transferee” shall mean (i) any Immediate Family Member with respect to the Participant, (ii) (A) an extended family member or any person who has provided or is providing long-term assistance or care to the Participant or to an individual who is an Immediate Family Member with respect to the Participant or (B) an Immediate Family Member of a person described in (A), and (iii) in the case of an Eligible Employee, any organization that is described in Section 170(c) of the Code or any intermediary designated to exercise an Option for the benefit of such organization.

(32) “Personal Representative” shall mean the person or persons who, upon the incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

(33) “Plan” shall mean this Fannie Mae Stock Compensation Plan of 1993.

(34) “Plan Termination Date” shall mean the tenth anniversary of the date of the meeting at which stockholders of the Corporation approve the Plan.

(35) “QDRO” shall mean a qualified domestic relations order as defined in Section 414(p) of the Code or Section 206(d)(3) of ERISA (to the same extent as if this Plan were subject thereto), or the applicable rules thereunder.

(36) “Restricted Stock” shall mean shares of Common Stock awarded to a Participant subject to payment of such consideration, if any, and such conditions on vesting and such transfer and other restrictions as are established in or pursuant to this Plan, for so long as such shares remain nonvested under the terms of the applicable Award Document.

(37) “Retirement” shall mean, in the case of an Eligible Employee, separation from service with the Corporation under conditions entitling such Eligible Employee to an immediate annuity under the Federal National Mortgage Association Retirement Plan for Employees Not Covered Under Civil Service Retirement Law or under the Civil Service retirement law, whichever is applicable to such Eligible Employee, at or after the attainment of age 65.

(38) “Rule 16a-1” shall mean Rule 16a-1 as promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended from time to time, and any successor provision.

(39) “Rule 16b-3” shall mean Rule 16b-3 as promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended from time to time, and any successor provision.

(40) Stand-Alone SAR” shall mean a Stock Appreciation Right granted independently of any other Award.

(41) “Stock Appreciation Right” shall mean a right pursuant to an Award to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Common Stock.

(42) “Stock Bonus” shall mean an Award of shares of Common Stock under Section 5.2.

(43) “STSP” shall mean the Federal National Mortgage Association Securities Transactions Supervision Program and the guidelines thereunder.

(44) “Subsidiary” shall mean an organization whose employees are identified by the Board as eligible to participate in benefit plans of the Corporation.

(45) “Total Disability” shall mean complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which the Participant was employed when the illness commenced or accident occurred, as determined by the Corporation’s independent medical consultant, and, in the case of Eligible Employees at or above the rank of Executive Vice President, ratified by the Nonmanagement Board.

(46) “Without Consideration” shall mean that a transfer of an Option is being made for a purely donative purpose, with no other promise or receipt of payment, goods, services or other thing of value in exchange therefor, provided, however, if the terms of a transfer of Options to an otherwise Permitted Transferee requires that, upon proper notice of exercise of such Options by or on behalf of such Permitted Transferee, (i) the Corporation may reduce the number of shares of Common Stock or sell such number of shares of Common Stock otherwise deliverable thereunder to the extent required to fund any additional withholding tax on behalf of the Eligible Employee necessitated by such exercise, delivering only the balance of the shares of Common Stock due upon the exercise of such Option to the Permitted Transferee, and/or (ii) the Permitted Transferee is required to sell the shares of Common Stock so received upon exercise of the Option, apply a portion of the net proceeds thereof to the payment of any additional taxes, fees or other costs or expenses incurred by the donor Eligible Employee in connection with or as a result of such transfer and then deliver (if an intermediary) or retain (if an organization described in Section 170(c) of the Code) the remaining net proceeds from such sales of shares of Common Stock, such transfer shall nevertheless continue to be Without Consideration for the purposes hereof. A distribution of an Option by an entity or trust described in section 1.2(20)(iv) or (v) to an owner or beneficiary thereof shall be treated as a transfer Without Consideration

     1.3 Administration and Authorization; Power and Procedure.

(a) The Nonmanagement Board and the Committee. This Plan shall be administered by, and all Awards to Eligible Employees shall be authorized by, the Nonmanagement Board in the case of Eligible Employees at or above the rank of Executive Vice President and the Committee in the case of Eligible Employees below the rank of Executive Vice President. Action of the Nonmanagement Board or the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by unanimous written consent of the respective members. All references in this Plan to actions or determinations in respect of Awards by the Nonmanagement Board shall be references to Awards granted to Eligible Employees at or above the rank of Executive Vice President. All references in this Plan to actions or determinations in respect of Awards by the Committee shall be references to Awards granted to Eligible Employees below the rank of Executive

Vice President. The Nonmanagement Board shall administer this Plan with respect to all Awards held by Eligible Employees at or above the rank of Executive Vice President, including Awards granted prior to the time that any such Eligible Employee is elevated to that rank.

(b) Plan Awards; Interpretation; Powers. Subject to the express provisions of this Plan, the Nonmanagement Board or the Committee shall have the authority:

(i) to determine the Eligible Employees who will receive Awards;

(ii) to grant Awards to such Eligible Employees, to determine the amount of and the price at which Common Stock will be offered or awarded thereto, to determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, to establish the installments (if any) in which such Awards shall become exercisable or shall vest, and to establish the expiration date and the events of termination of such Awards;

(iii) to construe and interpret this Plan and any Award Documents, to further define the terms used in this Plan, and to prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

(iv) to cancel, to modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Eligible Employees, subject to any required consents under Section 8.5;

(v) to accelerate or extend the ability to exercise or extend the term of any or all outstanding Awards (subject to the maximum term of Awards under Section 1.7); and

(vi) to make all other determinations and take such other actions as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

Notwithstanding the foregoing, the provisions of Articles VI and VII relating to Nonmanagement Director Awards shall be automatic and, to the maximum extent possible, self-effectuating, and the discretion of the Nonmanagement Board or the Committee shall not extend to such Awards in any manner that would be impermissible under Rule 16b-3(c)(2). Ministerial, non-discretionary actions with respect to implementation of the provisions of Articles VI and VII shall be performed by individuals who are officers or employees of the Corporation at the direction of the Benefit Plans Committee.

(c) Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board, the Nonmanagement Board, the Committee or the Benefit Plans Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Subject only to compliance with the express provisions hereof, the Board, the Nonmanagement Board and the Committee may act in their absolute discretion in matters within their authority related to this Plan.

(d) Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Board, the Nonmanagement Board or the Committee may obtain and may rely upon the advice of experts, including professional advisors to the Corporation.

(e) Delegation. The Committee may delegate some or all of its authority under the Plan to one or more members of the Board. The Nonmanagement Board and the Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation.

(f) No Liability. No member of the Board, the Committee or the Benefit Plans Committee, or director, officer or employee of the Corporation or any Subsidiary shall be liable, responsible or accountable in damages or otherwise for any determination made or other action taken or any failure to act by such person so long as such person is not determined to be guilty by a final adjudication of willful misconduct with respect to such determination, action or failure to act.

(g) Indemnification. To the extent permitted by law, each of the members of the Board, the Committee and the Benefit Plans Committee and each of the directors, officers and employees of the Corporation and any Subsidiary shall be held harmless and be indemnified by the Corporation for any liability, loss (including amounts paid in settlement), damages or expenses (including reasonable attorneys’ fees) suffered by virtue of any determinations, acts or failures to act, or alleged acts or failures to act, in connection with the administration of this Plan so long as such person is not determined by a final adjudication to be guilty of willful misconduct with respect to such determination, action or failure to act.

     1.4 Participation. Awards may be granted by the Nonmanagement Board or the Committee only to Eligible Employees. An Eligible Employee who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Nonmanagement Board or the Committee shall so determine. Nonmanagement Directors shall not be eligible to receive any Awards except for Awards granted automatically pursuant to Articles VI and VII.

     1.5 Shares Available for Awards.

(a) Common Stock. Subject to the provisions of Section 8.2, the Common Stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock, any shares of Common Stock held as treasury shares, and shares of Common Stock purchased by the Corporation on the open market.

(b) Number of Shares. Subject to adjustments in accordance with Section 8.2, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Employees and Nonmanagement Directors under this Plan shall not exceed 13,500,000 shares plus shares previously approved by the stockholders for awards under the Fannie Mae Stock Compensation Plan, the Federal National Mortgage Association Restricted Stock Plan for Directors, the Federal National Mortgage Association 1984 Stock Option Plan and the Federal National Mortgage Association Performance Share Plan that have never been subject to awards under such plans or that have become available as of March 29, 1993 under such plans through the expiration, cancellation or termination of outstanding awards.

(c) Calculation of Available Shares and Replenishment. A good faith estimate of the number of shares of Common Stock subject to outstanding Awards that will be satisfied by delivery of shares of Common Stock, plus the number of shares of Common Stock referenced for purposes of determining other Awards, shall be reserved from the number of shares of Common Stock available for Awards under this Plan. The aggregate number of shares of Common Stock delivered under this Plan plus the number of shares referenced with respect to Awards paid in cash shall reduce the number of shares of Common Stock remaining available. If any Award shall expire or be canceled or terminated without having been exercised in full, or any Common Stock subject to a Restricted Stock Award or other Award shall not vest or be delivered, the unpurchased, nonvested or undelivered shares of Common Stock subject thereto or the shares of Common Stock referenced with respect thereto shall again be available under this Plan; provided, however, that no such unpurchased, nonvested or undelivered shares shall again be available if the holder received dividends with respect to such shares or any other benefits of ownership of such shares, other than voting rights or the accumulation of dividends that are never paid to the holder. In the case of Awards granted in combination such that the exercise of one results in a proportionate cancellation of the other, the number of shares of Common Stock reserved for issuance shall be the greater of the number that would be reserved if one or the other alone was outstanding. If the Corporation withholds shares of Common Stock pursuant to Section 8.4, the number of shares that would have been deliverable with respect to an Award but that are withheld pursuant to the provisions of Section 8.4 shall be treated as issued and the aggregate number of shares issuable with respect to the applicable Award and under this Plan shall be reduced by the number of shares so withheld and such shares shall not be available for additional Awards.

     1.6 Grant of Awards. Subject to the express provisions of this Plan, the Nonmanagement Board or the Committee shall determine the number of shares of Common Stock subject to each Award, the price (if any) to be paid for the shares or the Award and other terms and conditions of the Award. Each Award to an Eligible Employee shall be evidenced by an Award Document signed by the Corporation and, if required by the Nonmanagement Board or the Committee, by the Eligible Employee. Awards are not restricted to any specified form or structure and may include, without limitation, the types of Awards set forth in Articles II, III, IV and V hereof or, without limitation, any other transfers of Common Stock or any options or warrants to acquire Common Stock, or any similar right with a value related to or derived from the value of Common Stock, as may be determined by the Nonmanagement Board or the Committee. An Award may consist of one such benefit, or two or more of them in any combination or alternative.

     1.7 Award Period. Each Award and all executory rights or obligations under the related Award Document shall expire on such date (if any) as shall be determined by the Nonmanagement Board or the Committee, but in the case of Options or other rights to acquire Common Stock, not later than ten (10) years and one day after the Award Date.

     1.8 Limitations on Exercise and Vesting of Awards.

(a) Provisions for Exercise. An Award shall be exercisable or shall vest as determined by the Nonmanagement Board or the Committee.

(b) Procedure. Any exercisable Award shall be exercised when the person appointed by the Nonmanagement Board or the Committee receives written notice of such exercise from the Participant, together with satisfactory arrangements for any required payment to be made in accordance with Sections 2.2 or 8.4 or the terms of the Award Document, as the case may be.

(c) Fractional Shares/Minimum Issue. Fractional share interests shall be disregarded, but may be accumulated. However, the Nonmanagement Board or the Committee may determine that cash will be paid or transferred in lieu of any fractional share interests.

     1.9 Acceptance of Notes to Finance Exercise. Where the Nonmanagement Board or the Committee deems it appropriate under the circumstances as indicated by its written approval, the Corporation may accept one or more notes from any Eligible Employee Participant in connection with the exercise or receipt of any outstanding Award or the payment of the amount of any taxes that the Corporation may be required to withhold with respect to such exercise or receipt; provided that any such note shall be subject to the following terms and conditions:

(1) The principal of the note shall not exceed the amount required to be paid to the Corporation upon the exercise or receipt of one or more Awards under the Plan, including the amount of any taxes required to be withheld, and the note shall be delivered directly to the Corporation in consideration of such exercise or receipt.

(2) The initial term of the note shall be determined by the Nonmanagement Board or the Committee; provided that the term of the note, including extensions, shall not exceed ten years.

(3) The note shall provide for full recourse to the Participant, including a right of set-off against amounts otherwise payable by the Corporation to the Participant, and shall bear interest at a rate determined by the Nonmanagement Board or the Committee, but not less than the applicable federal rate determined under Section 1274, or any successor provision of the Code.

(4) If the employment of the Participant terminates, the unpaid principal balance of the note shall become due and payable on the 10th business day after such termination; provided, however, that if a sale of shares of Common Stock would cause such Participant to incur liability under the STSP, the unpaid balance shall become due and payable on the 10th business day after the first day on which a sale of such shares can be made without incurring such liability, assuming for these purposes that, subsequent to such termination, the Participant has entered into no other transactions involving shares of Common Stock.

(5) If required by the Nonmanagement Board or the Committee or by applicable law, the note shall be secured by a pledge of any shares or rights financed thereby in compliance with applicable law.

(6) The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note shall conform with applicable rules and regulations of the Federal Reserve Board as then in effect.

     1.10 Transferability.

(a) General Restrictions. Awards may be exercised only by the Participant; the Participant’s Personal Representative, if any; the Participant’s Beneficiary, if the Participant has died; in the case of any Option (other than an Incentive Stock Option), a person who was a Permitted Transferee at the time the Option was transferred to such person; or a Permitted Transferee’s Beneficiary, if the Permitted Transferee has died. Amounts payable or shares of Common Stock issuable pursuant to an Award shall be paid to (or registered in the name of) such person or persons as specified by the person exercising the Award. Other than by will or the laws of descent and distribution or pursuant to a QDRO (except to the extent not permitted in the case of an Incentive Stock Option) or (subject to (b), (c), (d), (e), and (f) below) to a Permitted Transferee in the case of any Option (other than an Incentive Stock Option), no right or benefit under this Plan or any Award, including without limitation any Option, Performance Share Award or share of Restricted Stock that has not vested, shall be transferable by a Participant or Permitted Transferee or shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than to the Corporation), and any such attempted action shall be void. The Corporation shall disregard any attempt at transfer, assignment or other alienation prohibited by the preceding sentences and only shall pay or deliver such cash or shares of Common Stock in accordance with the provisions of this Plan. The designation of a Beneficiary hereunder shall not constitute a transfer for these purposes.

(b) Tax Withholding. An Eligible Employee may not transfer Options (“Transferred Options”) to a Permitted Transferee, other than a Permitted Transferee described in Section 1.2(31)(iii), unless the Eligible Employee agrees to retain, and not to exercise, until the exercise of the Transferred Options, at least 50 percent of the exercisable Options held by the Eligible Employee with the same exercise price and expiration date as the Transferred Options. The condition set forth in the preceding sentence, however, may be waived at any time by (A) the Chairman of the Committee in the case of an Eligible Employee who is either a member of the Board or the General Counsel of the Corporation,

or (B) the General Counsel of the Corporation in the case of any other Eligible Employee, and, as a condition of such waiver, the Chairman of the Committee or the General Counsel of the Corporation, as the case may be, may specify other steps that the Eligible Employee must take to provide for the collection by the Corporation of all federal, state, local and other taxes required by law to be withheld upon the exercise of such Transferred Options.

(c) Notice of Transfer. A transfer of an Option to a Permitted Transferee shall not be effective unless, prior to making the transfer, the transferor (i) provides written notice of the transfer to (A) the Chairman of the Committee in the case of a transfer by a Participant who is either a member of the Board or the General Counsel of the Corporation (or a transfer by a Permitted Transferee of an Option originally granted to a member of the Board or to the General Counsel of the Corporation), or (B) the General Counsel of the Corporation in the case of any other transfer, and (ii) certifies in writing to the Chairman of the Committee or the General Counsel of the Corporation, as the case may be, that the transfer will be Without Consideration.

(d) Approval of Transfer. A transfer of an Option to a Permitted Transferee described in section 1.2(31)(ii) or (iii) shall not be effective unless, after receiving the notice described in (c) above, the Chairman of the Committee or the General Counsel of the Corporation, as the case may be, either approves the proposed transfer in writing or does not disapprove the proposed transfer in writing within ten business days after receipt of such notice. The Chairman of the Committee or the General Counsel of the Corporation, as the case may be, may disapprove such a proposed transfer if he or she determines, in his or her good faith judgment, that (i) the proposed Permitted Transferee has philosophies, purposes, policies, objectives, goals or practices inconsistent with those of the Corporation or (ii) the Participant has not taken such steps as may be necessary or appropriate to provide for the collection by the Corporation of all federal, state, local and other taxes required by law to be withheld upon exercise of the Option.

(e) Time of Transfer. A transfer to a Permitted Transferee other than a Permitted Transferee described in Section 1.2(31)(iii) may be made not earlier than March 14, 1997 and not later than March 21, 1997 or, thereafter, only on the first business day of a subsequent calendar quarter.

(f) Transfer of Nonvested Options. A nonvested Option may be transferred to a Permitted Transferee other than a Permitted Transferee described in section 1.2(31)(iii) only with the prior consent of (A) the Chairman of the Committee in the case of a Participant who is either a member of the Board or the General Counsel of the Corporation, or (B) the General Counsel of the Corporation in the case of any other Participant.

     1.11 Gain Deferral. Any participant who is eligible to participate in the Fannie Mae Stock Option Gain Deferral Plan may elect to exercise a Nonqualified Stock Option pursuant to the provisions of such plan.

     1.12 Section 83(b) Elections. If a Participant shall file an election with the Internal

Revenue Service to include the value of any Award in the Participant’s gross income while such Award remains subject to restrictions, the Participant shall promptly furnish the Corporation with a copy of such election.

     1.13 Payments to Persons Other Than Participants or Beneficiaries. If the Nonmanagement Board or the Committee determines that any Participant or Beneficiary to whom any amount is payable under the Plan is unable to care for such person’s affairs because of illness or accident, or is a minor, then any payment due to such person (unless a prior claim therefor has been made by a duly appointed legal representative) may, in the discretion of the Nonmanagement Board or the Committee, be paid to such person’s spouse, child, other relative, an institution maintaining or having custody of such person, or any other person deemed by the Nonmanagement Board or the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of any liability under this Plan.

II.	Options

     2.1 Grants. One or more Options may be granted under this Article to any Eligible Employee. Each Option granted may be either an Incentive Stock Option or a Nonqualified Stock Option.

     2.2 Option Price.

(a) Pricing Limits. The exercise price for shares of Common Stock covered by Options shall be determined by the Nonmanagement Board or the Committee at the time of the Award, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Award Date.

(b) Payment Provisions. The exercise price for any shares of Common Stock purchased on exercise of an Option granted under this Article shall be paid in full at the time of each exercise in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Corporation; (iii) by notice and third party payment; (iv) by the delivery of shares of Common Stock already owned by the Participant; (v) if authorized by the Nonmanagement Board or the Committee or specified in the applicable Award Document, by a promissory note of the Participant consistent with the requirements of Section 1.9; or (vi) through simultaneous sale through a broker of shares of Common Stock acquired on exercise, as permitted under Regulation T of the Board of Governors of the Federal Reserve System; provided, however, that the Nonmanagement Board or the Committee may, in its absolute discretion, limit the Participant’s ability to exercise an Option by delivering shares of Common Stock, including by imposing a requirement that the Participant satisfy a minimum holding period with respect to the shares so delivered. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise.

     2.3 Limitations on Incentive Stock Options. There shall be imposed in any Award Document relating to Incentive Stock Options such terms and conditions as from time to time are required in order that the Option be an “incentive stock option” as that term is defined in Section 422 of the Code, or any successor provision.

     2.4 Option Period.

(a) Award Period. Each Option shall specify the Award Period for which the Option is granted and shall provide that the Option shall expire at the end of such Award Period. The Nonmanagement Board or the Committee may extend the Award Period by amendment of an Option. Notwithstanding the foregoing, the Award Period with respect to an Option, including all extensions, shall not exceed: (i) in the case of an Incentive Stock Option, 10 years, and (ii) in the case of any other Option, 10 years and one day.

b) Effect of Termination of Employment. Notwithstanding the provisions of Section 2.4(a), unless otherwise provided by the Nonmanagement Board or the Committee, (i) for a Participant who terminates employment with the Company for any reason other than Retirement, Early Retirement, Total Disability or, death or having attained age 55 with five years of service and is not covered by Section 2.5(d), an Option shall expire on the earlier to occur of (A) the end of the Award Period or (B) the date three months following the Participant’s termination of employment, (ii) for a Participant who terminates employment with the Company and is covered by Section 2.5(d), an Option shall expire on the earlier to occur of (A) the end of the Award Period or (B) the date 12 months following the Participant’s termination, or (iii) for a Participant who terminates employment by reason of Retirement, Early Retirement, Total Disability, death or having attained age 55 with five years of service, an Option shall expire on the end of the Award Period.

c) Death of Permitted Transferee. Unless otherwise provided by the Nonmanagement Board or the Committee, an Option held by a Permitted Transferee shall expire on the earlier of its expiration pursuant to Section 2.4(a) or (b) or the date 12 months following the Permitted Transferee’s death.

     2.5 Vesting; Forfeiture.

(a) Vesting Generally. An Option shall be exercisable and vested upon such terms and conditions or pursuant to such schedule as the Nonmanagement Board or the Committee shall determine at the time of the Award. Except as otherwise provided in this Section 2.5 or unless otherwise specified by the Nonmanagement Board or the Committee, an Option that is not vested upon a Participant’s termination of employment shall be forfeited.

(b) Change in Control. Unless otherwise specified by the Nonmanagement Board, Options held for more than one year from the Award Date by Participants at or above the rank of Executive Vice President shall become immediately exercisable and fully vested upon a Change in Control Event.

(c) Retirement, Early Retirement, Total Disability or Death. Unless otherwise specified by the Nonmanagement Board or the Committee, an Option shall become immediately exercisable and fully vested upon the Participant’s termination of employment with the Corporation by reason of Retirement, Early Retirement, Total Disability or death.

(d) Vesting Upon Termination with Separation Agreements. Notwithstanding the foregoing, (i) for a Participant who executes, prior to the termination of his or her employment, a separation agreement with the Corporation pursuant to the Corporation’s Voluntary Separation Agreement program (“VSA”), one-half of the portion of each Award that would have vested within 12 months of the date of such Participant’s termination of employment with the Corporation shall become immediately exercisable and fully vested upon such Participant’s termination; (ii) (A) for a Participant who accepts the Corporation’s offer to terminate employment voluntarily and executes, prior to the termination of such Participant’s employment, a separation agreement with the Corporation pursuant to an Elective Severance Window under the Federal National Mortgage Association Discretionary Severance Benefit Plan, the portion of each Award that would have vested within 12 months of the date of such Participant’s termination of employment with the Corporation, and one-half of the portion of each Award that would have vested within 13-24 months of the date of such Participant’s termination, shall become immediately exercisable and fully vested upon such Participant’s termination, and (B) for a Participant who is not given the opportunity to terminate employment under an Elective Severance Window but voluntarily executes, prior to the termination of his or her employment, a separation agreement with the Corporation pursuant to a Displacement Program under the Federal National Mortgage Association Discretionary Severance Benefit Plan, the portion of each Award that would have vested within 12 months of the date of such Participant’s termination of employment with the Corporation shall become immediately exercisable and fully vested upon such Participant’s termination, and (iii) for a Participant who executes, prior to the termination of his or her employment, a separation agreement with the Corporation pursuant to the Fannie Mae Individual Severance Plan, the portion of each Award that would have vested within 12 months of the date of such Participant’s termination of employment with the Corporation shall become immediately exercisable and fully vested upon such Participant’s termination.

(e) “EPS Challenge Grants.” Section 2.5(d) shall not apply to Options granted pursuant to “EPS Challenge Grants,” initially granted on January 18, 2000.

     2.6 Option Repricing, Cancellation, Substitution or Waiver of Restrictions. Subject to Sections 1.5 and 8.5 and the specific limitations on Awards contained in this Plan, the Nonmanagement Board or the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Participant who is an Eligible Employee, any adjustment in the exercise or purchase price, the vesting schedule, the number of shares subject to, the restrictions upon or the term of, an Award granted under this Article by cancellation of an outstanding Award and a subsequent granting of an Award, by amendment, by substitution of an outstanding Award, by waiver or by other legally valid means. Such amendment or other action may result, among other changes, in an exercise or purchase price that is higher or lower than the exercise or purchase price of the original or prior Award, provide for a greater or lesser number of shares subject to the Award, or provide for a longer or shorter vesting or exercise period.

III.	Stock Appreciation Rights

     3.1 Grants. In its discretion, the Nonmanagement Board or the Committee may grant to any Eligible Employee Stock Appreciation Rights either concurrently with the grant of another Award or in respect of an outstanding Award, in whole or in part, or may grant to any Eligible Employee Stand-Alone SARs. Any Stock Appreciation Right granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of Section 422 of the Code (or any successor provision) and the regulations promulgated thereunder. Each Stand-Alone SAR shall specify the Award Period for which the Stand-Alone SAR is granted and shall provide that the Stand-Alone SAR shall expire at the end of such Award Period. The Nonmanagement Board or the Committee may extend the Award Period by amendment of a Stand-Alone SAR; provided, however, that the Award Period, including all extensions, shall not exceed 10 years and one day.

     3.2 Exercise of Stock Appreciation Rights.

(a) Related Awards. Unless the Award Document or the Nonmanagement Board or the Committee otherwise provides, a Stock Appreciation Right related to another Award shall be exercisable at such time or times, and to the extent, that the related Award shall be exercisable.

(b) Stand-Alone SARs. Stand-Alone SARs shall be exercisable and vest upon such terms and conditions or pursuant to such schedule as the Nonmanagement Board or the Committee shall determine at the time of the Award. Unless otherwise provided by the Nonmanagement Board or the Committee, (i) in the case of a Participant’s termination of employment with the Corporation by reason of Retirement, Early Retirement, Total Disability or death, Stand-Alone SARs shall become immediately exercisable and fully vested upon the Participant’s termination of employment, and Stand-Alone SARs shall expire and no longer be exercisable at the end of the Award Period; and (ii) in the case of a Participant’s termination of employment with the Corporation for any reason other than Retirement, Early Retirement, Total Disability or death, Stand-Alone SARs shall expire and no longer be exercisable on the earlier to occur of (A) the end of the Award Period or (B) the date three months following the Participant’s termination of employment. Unless otherwise provided by the Nonmanagement Board, Stand-Alone SARs held for more than one year from the Award Date by Participants at or above the rank of Executive Vice President shall become immediately exercisable and fully vested upon a Change in Control Event.

     3.3 Payment.

(a) Amount. Unless the Nonmanagement Board or the Committee otherwise provides, upon exercise of a Stock Appreciation Right and surrender of the appropriate exercisable portion of any related Award, the Participant shall be entitled to receive payment of an amount determined by multiplying

(i) the difference obtained by subtracting the exercise price per share of Common Stock under the related Award (if applicable) or the initial share value specified in the Award from the Fair Market Value upon exercise, by

(ii) the number of shares of Common Stock with respect to which the Participant is exercising the Stock Appreciation Right.

(b) Form of Payment. The Nonmanagement Board or the Committee, in its sole discretion, shall determine the form in which payment shall be made of the amount determined under paragraph (a) above, which may be solely in cash, solely in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such shares and partly in cash. If the Nonmanagement Board or the Committee permits the Participant to elect to receive cash or shares (or a combination thereof) on such exercise, any such election shall be subject to such conditions as the Nonmanagement Board or the Committee may impose.

     3.4 Limited Stock Appreciation Rights. The Committee may grant to any Eligible Employee Limited SARs exercisable only upon or in respect of a Change in Control Event or any other specified event and such Limited SARs may relate to or operate in combination with or in substitution for Options, other Stock Appreciation Rights or other Awards (or any combination thereof), and may be payable in cash or shares of Common Stock based on the spread between the exercise price of the Limited SAR and a price based upon the Fair Market Value of the shares during a specified period or on a specified date within a range of six months before or after such event.

IV.	Restricted Stock Awards

     4.1 Grants. The Nonmanagement Board or the Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee. Each Restricted Stock Award Document shall specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the consideration for such shares, if any, by the Participant, the restrictions imposed on such shares, and the conditions of release or lapse of such restrictions. Stock certificates evidencing shares of Restricted Stock pending the lapse of the restrictions shall be held by the Corporation or by a third party designated by the Nonmanagement Board or the Committee until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the Award. Promptly after the lapse of restrictions, a certificate or certificates evidencing the number of shares of Common Stock as to which the restrictions have lapsed (or such lesser number as may be permitted pursuant to Section 8.4) shall be delivered to the Participant or other person entitled under the Plan to receive the shares. The Participant or such other person shall deliver to the Corporation such further assurance and documents as the Nonmanagement Board or the Committee may require.

     4.2 Restrictions.

(a) Pre-Vesting Restraints. Except as provided in Section 1.10, shares of Common Stock comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions have lapsed.

(b) Dividend and Voting Rights. Unless otherwise provided in the applicable Award Document, a Participant receiving a Restricted Stock Award shall be entitled to cash dividend and voting rights for all shares of Common Stock issued even though they are not vested, provided that such rights shall terminate immediately as to any Restricted Stock that ceases to be eligible for vesting.

(c) Accelerated Vesting. Unless otherwise provided by the Nonmanagement Board or the Committee, the restrictions on Restricted Stock shall lapse upon the Participant’s termination of employment with the Corporation by reason of Retirement, Early Retirement, Total Disability or death, and restrictions on Restricted Stock held for more than one year from the Award Date by Participants at or above the rank of Executive Vice President shall lapse upon a Change in Control Event.

(d) Forfeiture. Unless otherwise specified by the Nonmanagement Board or the Committee, Restricted Stock as to which the restrictions have not lapsed in accordance with the provisions of the Award or pursuant to Section 4.2(c) shall be forfeited upon a Participant’s termination of employment. Upon the occurrence of any forfeiture of shares of Restricted Stock, such forfeited shares shall be automatically transferred to the Corporation without payment of any consideration by the Corporation and without any action by the Participant.

V.	Performance Share Awards and Stock Bonuses

     5.1 Grants of Performance Share Awards. The Nonmanagement Board or the Committee may, in its discretion, grant Performance Share Awards to Eligible Employees. An Award shall specify the maximum number of shares of Common Stock (if any) subject to the Performance Share Award and its terms and conditions. The Nonmanagement Board shall establish the specified period (a “performance cycle”) for the Performance Share Award and the measure(s) of the performance of the Corporation (or any part thereof) or the Participant. The Nonmanagement Board may, during the performance cycle, make such adjustments to the measure(s) of performance as it may deem appropriate to compensate for, or reflect, any significant changes that may occur in accounting practices, tax laws, other laws or regulations that alter or affect the computation of the measure(s). The Award Document shall specify how the degree of attainment of the measure(s)

over the performance cycle is to be determined. The Nonmanagement Board or the Committee may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award, in the event of the Participant’s death or other termination of employment. Unless otherwise provided by the Nonmanagement Board, upon a Change in Control Event payments shall be made with respect to a Performance Share Award held for more than one year from the Award Date by a Participant at or above the rank of Executive Vice President, based on the assumption that the performance achievement specified in the Award would have been attained by the end of the performance cycle.

     5.2 Grants of Stock Bonuses. The Nonmanagement Board or the Committee may grant a Stock Bonus to any Eligible Employee to reward exceptional or special services, contributions or achievements, in such amounts of Common Stock and on such terms and conditions as determined from time to time by the Nonmanagement Board or the Committee.

     5.3 Deferred Payments. The Nonmanagement Board or the Committee may authorize for the benefit of any Eligible Employee the deferral of any payment of cash or shares of Common Stock that may become due or of cash otherwise payable under this Plan, and provide for accredit benefits thereon based upon such deferment, at the election or at the request of such Participant, subject to the other terms of this Plan. Such deferral shall be subject to such further conditions, restrictions or requirements as the Nonmanagement Board or the Committee may impose, subject to any then-vested rights of the Participant.

VI.	Nonmanagement Director Options

     6.1 Participation. Awards under this Article VI shall be made only to Nonmanagement Directors.

     6.2 Annual Option Grants.

(a) Time of Initial Award. After approval of this Plan by the stockholders of the Corporation, each Nonmanagement Director shall be granted automatically (without any action by the Board, the Nonmanagement Board or the Committee) a Nonqualified Stock Option (the Award Date of which shall be the date of stockholder approval of the Plan) to purchase 4000 shares of Common Stock.

(b) Subsequent Annual Awards. Following the initial award described in Section 6.2(a), on the first day of each Director Term for each Nonmanagement Director (which shall be the Award Date) each year prior to the Plan Termination Date, there shall be granted automatically (without any action by the Board, the Nonmanagement Board or the Committee) to each such Nonmanagement Director then in office a Nonqualified Stock Option to purchase 4000 shares of Common Stock. Any Nonmanagement Director appointed or elected to office during a Director Term shall be granted automatically (without any action by the Board, the Nonmanagement Board or the Committee) a Nonqualified Stock Option (the Award Date of which shall be the date such person takes office) to purchase the nearest whole number of shares of Common Stock equal to 4000 multiplied by the number of partial or full calendar months (not to exceed 12) remaining in such Director Term divided by 12.

(c) Maximum Number of Shares. Annual grants that would otherwise cause the total Awards under this Plan to exceed the maximum number of shares of Common Stock under Section 1.5(b) shall be prorated to come within such limitation.

     6.3 Option Price. The exercise price per share of Common Stock covered by each Option granted pursuant to Section 6.2 shall be 100 percent of the Fair Market Value. The exercise price of any Option granted under this Article shall be paid in full at the time of each purchase, in cash or by check or in shares of Common Stock valued at their Fair Market Value on the date of exercise of the Option, or partly in such shares and partly in cash.

     6.4 Option Period and Ability to Exercise. Each Option granted under this Article VI and all rights or obligations thereunder shall commence on the Award Date and expire ten years and one day thereafter and shall be subject to earlier termination as provided below. Each Option granted under Section 6.2 shall be immediately exercisable.

     6.5 Termination of Directorship. If an NMD Participant’s services as a member of the Board terminate for any reason after at least ten years of service as a NMD, or by reason of such NMD Participant’s death, Total Disability or not having been renominated for election by the stockholders of the Corporation after reaching age 70, any Option granted pursuant to this Article VI held by such NMD Participant shall remain exercisable until the earlier of one year after the date of such termination and the expiration of the stated term of such Option. If an NMD Participant’s services as a member of the Board terminate for any other reason, any then-outstanding Option may be exercised until the earlier of three months after the date of such termination and the expiration of the stated term of such Option.

     6.6 Adjustments. Options granted under this Article VI shall be subject to adjustment as provided in Section 8.2, but only to the extent that such adjustment is based on objective criteria and is consistent with adjustments to Options or other Awards held by persons other than Nonmanagement Directors.

     6.7 Limitation on Amendments. The provisions of this Article VI shall not be amended more than once every six months (other than as may be necessary to conform to any applicable changes in the Code or the rules thereunder), unless any such amendment would be consistent with the provisions of Rule 16b-3(c)(2)(ii) (or any successor provision).

VII.	Nonmanagement Director Restricted Stock

     7.1 Participation. Awards under this Article VII shall be made only to Nonmanagement Directors.

     7.2 Amount of Awards. There shall be a five-year cycle of Awards under this Article VII commencing on the date of the annual meeting of the stockholders of the Corporation during the year 2001 and ending on the fifth anniversary of such date in the year 2006. Awards shall be made to each Nonmanagement Director according to the appropriate provision set forth below. No Awards shall be granted later than the end of the five-year cycle. Neither the Plan nor any action taken thereunder shall be construed as giving any NMD Participant the right to be reappointed or renominated to serve as a member of the Board.

(i) Each Nonmanagement Director who is a member of the Board immediately following the annual meeting of the stockholders of the Corporation in the year 2001 shall receive an Award (rounded to the nearest full share) of shares of Restricted Stock having an aggregate Fair Market Value on the date of the first meeting of the Board following such annual meeting equal to the amount computed by adjusting $60,000 for inflation between 1996 and 2001. The computation shall be done by multiplying $60,000 by 100 percent plus the percentage increase in the 12-month Consumer Price Index for All Urban Consumers (“CPI-U”), as published by the U.S. Bureau of Labor Statistics, for the year 2000 over the 12-month CPI-U for 1996. If the CPI-U is not published or otherwise available at the time of the 2001 annual meeting of stockholders of the Corporation, the Benefit Plans Committee is authorized to choose another measure of the inflation between 1996 and 2001 for purposes of this computation.

(ii) A Nonmanagement Director who is newly appointed or elected thereafter shall receive an Award equal to the number of shares (rounded to the nearest full share) that would have been granted had such person been a member of the Board on the date of the first meeting of the Board following the annual meeting of the stockholders of the Corporation in the year 2001 multiplied by the number of partial or full calendar months (not to exceed 60) remaining in the cycle from the date of the Nonmanagement Director’s appointment or election divided by 60.

     7.3 Terms and Conditions. Each NMD Participant who receives an Award pursuant to Section 7.2 shall execute an Escrow Agreement and appropriate blank stock powers with respect to his or her Restricted Stock. Stock certificates for such Restricted Stock registered in the name of each such NMD Participant shall be issued and deposited, together with the Escrow Agreement and stock powers, with the Escrow Agent. An NMD Participant shall be entitled to the delivery of such stock certificates out of escrow only in accordance with the provisions of Sections 7.6 and 7.7. Except as provided in Section 7.4, all Common Stock, all cash, or other property received by the Escrow Agent on account of the Restricted Stock shall be treated in the same manner as Restricted Stock, shall be subject to all of the terms and conditions of the Escrow Agreement and shall be delivered out of escrow to the NMD Participant or to the Corporation at the same time as the Restricted Stock with respect to which it was issued.

     7.4 Rights of NMD Participants. Except for the restrictions under Section 7.5, each NMD Participant who receives an Award pursuant to Section 7.2 shall have all of the rights and privileges of a stockholder of the Corporation as to the Restricted Stock subject to such Award, including the right to receive any cash and stock dividends declared with respect to such Restricted Stock and to direct the Escrow Agent as to the exercise of voting rights; provided, however, that in the case of a stock split in the form of a stock dividend, such dividend shares shall be subject to the same restrictions as the Restricted Stock and held under the Escrow Agreement.

     7.5 Restrictions. Restricted Stock covered by an Award under this Article VII shall be subject to the following restrictions, which shall apply from the date the Award is granted and shall continue until such Restricted Stock becomes vested under Section 7.6 or 7.7:

(i)	The Restricted Stock shall not be transferable other than to the NMD Participant’s Beneficiary upon the NMD Participant’s death.

(ii)	Each NMD Participant’s right to the Restricted Stock shall be forfeited if and when such NMD Participant ceases to be a Nonmanagement Director, except to the extent that the NMD Participant’s right to receive the Restricted Stock without restrictions shall have vested under Section 7.6 or 7.7. If forfeited, all such stock shall become the property of the Corporation and all of the rights of such NMD Participant to such Restricted Stock and as a stockholder (including the right to any accrued but unpaid dividends) shall terminate without further obligation on the part of the Corporation.

     7.6 Vesting. The right of each NMD Participant to removal of the restrictions from Restricted Stock held for the account of such NMD Participant shall vest in accordance with the provisions of this Section 7.6 and the restrictions for those shares shall lapse, whereupon the Escrow Agent shall deliver to the NMD Participant or the NMD Participant’s Beneficiary or Personal Representative a stock certificate evidencing such Restricted Stock, free of the restrictions set forth in the Award and Section 7.5. Except for NMD Participants described in Section 7.7, upon termination of a Nonmanagement Director’s service on the Board, all shares awarded under this Article VII that remain subject to restrictions, after the provisions of subsections (i) through (iii) below are applied, shall be forfeited by the NMD Participant and become the property of the Corporation and all of the rights of such NMD Participant to such Restricted Stock and as a stockholder (including the right to accrued but unpaid dividends) shall terminate without further obligation on the part of the Corporation.

(i)	Each NMD Participant who is a member of the Board at the first meeting following the annual meeting of the stockholders of the Corporation in the year 2001 shall vest on the day before each subsequent annual meeting of the stockholders during the remainder of the cycle (if he or she is a member of the Board on such date) in the number of full shares closest to and not exceeding 20 percent of the Restricted Stock awarded at the beginning of the full cycle. If an NMD Participant is not reelected or reappointed to membership on the Board, upon such NMD Participant’s ceasing to be a Nonmanagement Director all Restricted Stock awarded under this Article VII that then remains subject to restrictions, shall be forfeited.

(ii)	An NMD Participant who is elected or appointed to the Board for a complete

Director Term after the first year of the cycle shall vest on the day before each subsequent annual meeting of the stockholders during the remainder of the cycle (if he or she is a member of the Board on such date) as to the number of shares of Restricted Stock in which such NMD Participant would have vested on such date if such NMD Participant had been granted an Award at the beginning of the cycle.

(iii)	The rights of an NMD Participant who is elected or appointed to the Board during a Director Term shall vest on the day before each subsequent annual meeting during the remainder of the cycle (if he or she is a member of the Board on such date) as to the number of shares of Restricted Stock in which the replaced predecessor would have vested had the predecessor remained a Nonmanagement Director, except that for the initial partial Director Term, the NMD Participant shall vest in only a fraction of the shares (rounded to the nearest full share) in which an NMD Participant serving for the full Director Term would have vested for that Director Term, such fraction being the number of such shares multiplied by the number of partial or full calendar months (not to exceed 12) of the Director Term served by the NMD Participant, divided by 12.

     7.7 Disability, Death or Termination After Age 70. If any NMD Participant’s membership on the Board terminates because of (i) Total Disability, (ii) such NMD Participant’s death, or (iii) as to a Nonmanagement Director who is elected to the Board by the stockholders, not being renominated after reaching age 70, the restrictions on all of the Restricted Stock held in the account of such NMD Participant shall lapse on the date of such termination of membership on the Board and the full balance of Restricted Stock in such account shall be delivered out of escrow as provided in Section 7.6.

     7.8 Adjustments. Restricted Stock granted under this Article VII shall be subject to adjustment as provided in Section 8.2, but only to the extent that such adjustment is based on objective criteria and is consistent with adjustments to Restricted Stock or other Awards held by persons other than Nonmanagement Directors.

     7.9 Limitation on Amendments. The provisions of this Article VII shall not be amended more than once every six months (other than as may be necessary to conform to any applicable changes in the Code or the rules thereunder), unless any such amendment would be consistent with the provisions of Rule 16b-3(c)(2)(ii) (or any successor provision).

VIII.	Other Provisions

     8.1 Rights of Eligible Employees, Participants and Beneficiaries.

(a) Employment Status. Status as an Eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Employee or to

Eligible Employees generally.

(b) No Employment Contract. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Participant any right to continue in the employ or other service of the Corporation or constitute any contract or agreement of employment or other service, nor shall this Plan interfere in any way with the right of the Corporation to change such person’s compensation or other benefits or to terminate the employment of such person, with or without cause; provided, however, that nothing contained in this Plan or any document related hereto shall adversely affect any independent contractual right of any Participant without his or her consent.

(c) Plan Not Funded. Awards payable under this Plan shall be payable in shares of Common Stock or from the general assets of the Corporation, and (except as provided in Section 1.5(c)) no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

     8.2 Adjustments.

(a) Events Requiring Adjustments. If any of the following events occur, the Nonmanagement Board or the Committee shall make the adjustments described in Section 8.2(b): (i) any extraordinary dividend or other extraordinary distribution in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), (ii) any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Corporation, (iii) any issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Corporation (other than to employees) at less than 80 percent of fair value on the date of such issuance, or (iv) any other like corporate transaction or event in respect of the Common Stock or a sale of substantially all the assets of the Corporation.

(b) Adjustments to Awards. If any of the events described in Section 8.2(a) occurs, then the Nonmanagement Board or the Committee shall, in such manner and to such extent (if any) as it deems appropriate and equitable, (i) proportionately adjust any or all of (1) the number and type of shares of Common Stock that thereafter may be made the subject of Awards (including the specific maximum set forth in Section 1.5), (2) the number, amount and type of shares of Common Stock subject to any or all outstanding Awards, (3) the grant, purchase, or exercise price of any or all outstanding Awards, (4) the Common Stock or cash deliverable upon exercise of any outstanding Awards, or (5) the performance standards appropriate to any outstanding Awards; or (ii) make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards based upon the distribution or consideration payable to holders of Common Stock upon or in respect of the event; provided, however, in each case, that with respect to Awards of Incentive Stock Options, no such adjustment shall be made that would cause the Plan to violate Section 422 or Section 424(a) of the Code or any successor provisions thereto.

     8.3 Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

     8.4 Tax Withholding. Upon any exercise, vesting, or payment of any Award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code (or any successor provision), the Nonmanagement Board or the Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding by the Corporation of all federal, state, local and other taxes required by law to be withheld, including without limitation, the right, at its option, (i) to require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes that the Corporation may be required to withhold with respect to such transaction as a condition to the release of Common Stock or the making of any payment or distribution, (ii) to deduct from any amount payable in cash, (iii) to reduce the number of shares of Common Stock otherwise deliverable (or otherwise reacquire such shares), based upon their Fair Market Value on the date of delivery, or to grant the Participant the right to elect such reduction in the number of shares upon such terms and conditions as it may establish, or (iv) to permit the Corporation to accept a note for the amount of any taxes that the Corporation may be required to withhold with respect to such transaction in accordance with Section 1.9.

     8.5 Plan Amendment, Termination and Suspension.

(a) Board Authorization. Subject to this Section 8.5, the Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Nonmanagement Board or the Committee shall retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.

(b) Stockholder Approval. If any amendment would (i) materially increase the benefits accruing under this Plan, or (ii) materially increase the aggregate number of shares of Common Stock that may be issued under this Plan (except as provided in Section 8.2), then to the extent deemed necessary or advisable by the Board, such amendment shall be subject to stockholder approval.

(c) Amendments to Awards. Without limiting any other express authority granted under this Plan, but subject to its express limits, the Nonmanagement Board or the Committee by agreement or resolution may waive conditions of or limitations on Awards to Eligible Employees that the Nonmanagement Board or the Committee in the prior exercise of its discretion has imposed, without the consent of the Participant, and may make other changes to the terms and conditions of Awards that do not affect the Participant’s rights and benefits under an Award in any materially adverse manner.

(d) Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of the Plan or any change affecting any outstanding Award shall, without the written consent of the Participant, Beneficiary or Personal Representative, as applicable, affect in any manner materially adverse to such person any rights or benefits of any such person or any obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change; however, any changes made pursuant to Section 8.2 shall not be deemed to constitute changes or amendments for purposes of this Section 8.5.

     8.6 Privileges of Stock Ownership. Except as otherwise expressly authorized by the Nonmanagement Board or the Committee or this Plan and expressly stated in an Award Document, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. No adjustment shall be made for dividends or other stockholder rights for which a record date is prior to the date of delivery of such shares.

     8.7 Effective Date of the Plan. This Plan shall be effective as of the date of the meeting at which the stockholders of the Corporation approve it.

     8.8 Term of the Plan. Except for any Award pursuant to Section 7.2 granted to a Nonmanagement Director who is newly appointed or elected to the Board during the 2001-2006 cycle, no Award shall be granted after the Plan Termination Date. Unless otherwise expressly provided in this Plan or in an applicable Award Document, any Award may extend beyond such date, and all authority of the Nonmanagement Board or the Committee with respect to Awards hereunder shall continue during any suspension of this Plan and in respect of Awards outstanding on the Plan Termination Date.

     8.9 Governing Law/Construction/Severability.

(a) Choice of Law. This Plan, the Awards, all documents evidencing Awards, and all other related documents shall be governed by, and construed in accordance with the laws of the District of Columbia, without reference to its principles of conflicts of law.

(b) Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

(c) Plan Construction. It is the intent of the Corporation that this Plan and the Awards satisfy and be interpreted so that Participants who are or may be subject to the applicable requirements of the STSP will not be subjected to avoidable liability under the STSP. If any provision of this Plan or of any Award would otherwise frustrate or conflict with this intent, to the extent possible that provision shall be interpreted and deemed amended so as to avoid such conflict; if there is any remaining irreconcilable conflict with such intent, such provision shall be deemed void.

     8.10 Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     8.11 Effect of Change of Subsidiary Status. For purposes of this Plan and any Award hereunder, if an entity ceases to be a Subsidiary, the employment of all Participants who are employed by such entity shall be deemed to have terminated, except any such Participant who continues as an employee of another entity within the Corporation.

     8.12 Nonexclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

     8.13 Plan Binding on Successors. The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provisions for the preservation of all Participants’ rights under the Plan in any agreement or plan that it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.